Exhibit 99.6

Consolidated Quarterly Financial Projection Through July 2015

Exide Technologies

FY2014E - 1H FY2015E Forecast

($ in millions)
	FY 2014E					1H FY 2015E
	Q1	Q2	Q3	Q4	FY14E	Q1	Q2	1H FY15E
	Jun-13	Sep-13	Dec-13	Mar-14	Total	Jun-14	Sep-14	Total
P&L
Revenue	$680.2	$698.1	$784.0	$737.5	$2,899.8	$675.4	$718.4	$1,393.8
% Growth	(1.9%)	(1.9%)	(2.6%)	(3.2%)	(2.4%)	(0.7%)	2.9%	1.1%
Gross Profit	72.0	88.3	115.0	110.3	385.7	103.6	117.1	220.7
% Margin	10.6%	12.6%	14.7%	15.0%	13.3%	15.3%	16.3%	15.8%
Operating Income (a)	(24.3)	(5.3)	22.0	16.1	8.5	5.3	20.4	25.7
% Margin	(3.6%)	(0.8%)	2.8%	2.2%	0.3%	0.8%	2.8%	1.8%

EBITDA	(0.9)	18.6	46.1	40.9	104.7	28.3	43.3	71.6

% Margin	(0.1%)	2.7%	5.9%	5.5%	3.6%	4.2%	6.0%	5.1%

Note: Forecast excludes any potential chapter 11 impact.

(a)	Excludes restructuring and impairment charges.